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[LOGO]                                             [THE COOPER COMPANIES LOGO]

NEWS RELEASE                                       21062 Bake Parkway, Suite 200
------------                                       Lake Forest, CA 92630
         CONTACT:                                  888-822-2660
                                                   Fax: (949) 597-0662
         Norris Battin

         The Cooper Companies, Inc.
         ir@coopercompanies.com

         FOR IMMEDIATE RELEASE


        COOPER OUTLINES NEW PRODUCT PIPELINE AT DEUTSCHE BANK ALEX BROWN
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                              HEALTHCARE CONFERENCE
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LAKE FOREST, Calif., May 16, 2001-- At a recent Deutsche Bank Alex Brown healthcare conference, A. Thomas Bender, chief executive officer of The Cooper Companies, Inc., (NYSE: COO) outlined the status of new product plans in the Company's contact lens and women's healthcare businesses.

"CooperVision, our contact lens unit," said Bender, has a rich pipeline of new products that we plan to introduce over the next two years. The first of these, a lens called Ascend, is scheduled to be launched by the end of our third fiscal quarter this year."

Ascend, an aspheric contact lens designed for monthly replacement by patients with near- and farsightedness, will be delivered direct to patients who have received a vision correction prescription from their eye care practitioner. CooperVision (CVI) will bill the practitioner who will, in turn, bill the patient. Neither the practitioner nor an optical distributor will handle the lenses. This system will allow contact lens practitioners to retain contact lens revenue in their practices rather than potentially losing it to alternative suppliers who do not provide vision evaluation services. Patients will initially receive 24 lenses--a year's supply--and CooperVision will notify practitioners when patients should reorder.

The second new product, Frequency MTO Toric, is a monthly planned replacement lens that is custom made by CVI for patients who require complex vision correction. Frequency MTO Toric (MTO stands for "made to order") will be the only disposable planned replacement lens available for these patients in a monthly replacement format, the most commonly prescribed replacement cycle for toric contact lenses. Currently, only a quarterly planned replacement lens is available. Frequency MTO Toric will be available in the United States by the end of the third fiscal quarter of 2001.





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The third upcoming CVI new product, Frequency Enhancements, is scheduled for launch during the second quarter of 2002. This product will complement CVI's new line of opaque contact lenses that change the appearance of the color of the eye. CVI is currently launching its Expressions line of opaque lenses in the United States following a successful launch in Europe, where they are called Frequency Colors.

"Frequency Enhancements," said Bender, "accent the natural color of the eye. They will, for example, make a blue eye a more attractive blue or a green eye a prettier green. These are essentially cosmetic lenses for the fashion conscious young women who are their primary customers. Recent market research tells us that less than 15% of women--70 percent of the market--are wearing disposable lenses that enhance the cosmetic beauty of their eye. I think this represents a huge untapped opportunity in the contact lens market."

Bender also noted that CVI's Japanese partner, Rohto Pharmaceuticals, has recently received approval to market CVI's line of quarterly planned replacement contact lenses in Japan, the world's second largest contact lens market, and is launching the product this month. "We believe that this is the only line of quarterly planned replacement lenses available in the Japanese market," he added.

Additionally, Rohto has recently submitted clinical data to the Japanese regulatory authorities in support of CVI's line of contact lens products recommended for replacement every two weeks, and hopes to launch these products during the latter half of fiscal 2002.

"I expect," said Bender, "that CooperVision revenue will grow in the 15 to 20 percent range over the next several years as we launch these new products and continue our global expansion."

Bender also reviewed recent new product activity at CooperSurgical (CSI), the Company's women's healthcare unit that markets products used primarily in the obstetrician's and gynecologist's (OB/GYN) office. At the May meeting of the American College of Obstetricians and Gynecologists (ACOG), CSI featured four new products recently added through acquisition or marketing alliances.

The first is the MedaSonics line of high quality fetal and vascular handheld Dopplers including the TRIA Doppler released in October 1999 to physician offices, clinics and hospitals. Fetal Dopplers detect fetal life and viability as early as nine weeks and are a standard of care for monitoring gestation. Vascular Dopplers are used to locate blood vessels, determine venous and arterial patency and measure systolic blood pressure. The MedaSonics line accounts for about one third of the U.S. medical Doppler market annually, with an installed base of over 250,000 units.





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The second new CSI product is a portable antepartum fetal monitor FetalGard Lite that is marketed under the MedaSonics brand name. Analogic Corporation, a leader in fetal monitor development, manufactures the product for CSI under an OEM arrangement. FetalGard Lite fetal monitors are used to assess fetal well-being for high-risk pregnancies and are designed for use in many locations including physicians' offices, clinics, hospitals and home healthcare settings.

The third new product category that CSI recently added is a line of bone measurement systems, used to evaluate osteoporosis. CSI markets these to the U.S. OB/GYN market under an agreement with Norland Medical Systems, Inc. (OTCBB:
NRLD). Osteoporosis affects 28 million Americans, 80 percent of them women, and accounts for more deaths than breast, ovarian and uterine cancer combined. The National Osteoporosis Foundation expects this to increase to 41 million by 2015 if the disease is left unchecked.

The fourth recently added product featured by CSI at the ACOG meeting is the LuMax'TM' Pro Fiber Optic Cystometry System acquired from Medamicus, Inc. (NASDAQ: MEDM) in April. The LuMax Pro system, a monitor and disposable catheters, aids in the diagnosis of female incontinence, the accidental loss of urine resulting in a medical or hygienic problem. The LuMax Pro system uses patented fiber optic transducer technology to measure and monitor the physiological factors associated with female urinary function. The Agency of Health Care Research and Quality (AHRQ) of the U .S. Department of Health and Human Services estimates that over 13 million adults, 85 percent of them older women, experience urinary incontinence.

"CSI revenue, "said Bender, "is now running at the rate of about $60 million per year. I believe that we are on track to reach our goal of $100 million in revenue within the next two years."

Forward-Looking Statements
--------------------------

Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption or other production issues at our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup





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costs above those already accrued, litigation costs including any related settlements, costs of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2000. We caution investors not to rely on forward-looking statements. They reflect our analysis only on their stated date or the date of this news release. We disclaim any intent to update these forward-looking statements.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Hamble, England and Toronto. Its Web address is www.coopervision.com. CooperSurgical, Inc., with operations in Shelton, Conn., Montreal and Berlin, markets diagnostic products, surgical instruments and accessories used primarily by gynecologists and obstetricians. Its Web address is www.coopersurgical.com.

Trademarks of The Cooper Companies, Inc., and its affiliates are italicized. LuMax is a trademark of Medamicus, Inc.

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